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                       ACCEPTANCE INSURANCE COMPANIES INC.
                         COMPUTATION OF INCOME PER SHARE
                   for the three months and nine months ended
                           September 30, 1997 and 1996
                      (in thousands, except per share data)
                                   (unaudited)
                                   Exhibit 11

                                   Three Months              Nine Months
                               --------------------      -------------------
                                 1997         1996         1997         1996
                               --------     -------      -------      -------
PRIMARY INCOME
  PER SHARE:
Net income                     $18,808      $17,318      $26,964      $24,821
                               =======      =======      =======      =======

Weighted average number
 of shares outstanding          15,067       14,963       15,036       14,919

Adjustment for stock
  options                          249          225          221          172
                               -------      -------      -------      -------

Adjusted weighted
  average number of
  shares outstanding            15,316       15,188       15,257       15,091
                               =======      =======      =======      =======

Primary income
  per share                    $  1.23      $ 1.14       $  1.77      $ 1.64
                               =======      =======      =======      =======

FULLY DILUTED INCOME
  PER SHARE:
Net income                     $18,808      $17,318      $26,964      $24,821
                               =======      =======      =======      =======

Weighted average number
  of shares outstanding         15,087       15,203       15,203       15,159

Adjustment for stock
  options                          324          291          335          249
                               -------      -------      -------      -------
Adjusted weighted
  average number of
  shares outstanding            15,411       15,494       15,538       15,408
                               =======      =======      =======      =======

Fully diluted income
  per share                    $  1.22      $ 1.12       $  1.74      $ 1.61
                               =======      =======      =======      =======
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